UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008 (December 19, 2008)

Commission file number: 0-51438

_______________

RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Meridian Crossings
Minneapolis, Minnesota
55423

(Address of principal executive offices)
(Zip Code)

(952) 857-8700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Private Exchange Offers

     In connection with GMAC LLC’s (“GMAC”) separate private exchange offers and cash tender offers to purchase and/or exchange certain of its and its subsidiaries’ (the “GMAC offers”) and Residential Capital, LLC’s (the “ResCap offers”) outstanding notes (the “GMAC old notes” and the “ResCap old notes”, respectively), GMAC and ResCap are in negotiations to undertake a transaction or series of transactions pursuant to which, concurrently with or shortly following completion of the GMAC offers and ResCap offers and receipt of all requisite approvals, GMAC would transfer ResCap old notes acquired by GMAC in the ResCap debt-for-debt exchange offers in an amount equal to at least 25% of ResCap’s outstanding debt to ResCap in exchange for all or a majority of the non-voting common equity of IB Finance Holding Company LLC (“IB Finance”) held by ResCap (the “IB Finance Transaction”). IB Finance is the parent entity for GMAC Bank. Immediately following the IB Finance Transaction, ResCap would cancel the ResCap old notes acquired from GMAC. The completion of the IB Finance Transaction, if undertaken, would be subject to various conditions, including agreement on the terms of the IB Finance Transaction with ResCap, the completion of the GMAC offers and the ResCap offers and the receipt of a fairness opinion with respect to the IB Finance Transaction, and there can be no assurance that the IB Finance Transaction will be completed. Whether or not the IB Finance Transaction will constitute a “Succession Event” with respect to any credit default swap contracts related to the ResCap old notes or otherwise will be a function of the terms of such contracts between the applicable parties. A copy of the GMAC press release announcing the foregoing is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

             (d)        Exhibits.

Exhibit No.
Description of Exhibit
99.1	GMAC press release issued December 19, 2008, incorporated by reference to Exhibit 99.1 filed with GMAC LLC’s Current Report on Form 8-K filed with the SEC on December 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2008

RESIDENTIAL CAPITAL, LLC
(Registrant)

/s/ James N. Young
James N. Young
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Description of Exhibit
99.1	GMAC press release issued December 19, 2008, incorporated by reference to Exhibit 99.1 filed with GMAC LLC’s Current Report on Form 8-K filed with the SEC on December 19, 2008